Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-113660) of Allegheny Energy, Inc. of our report dated June 11, 2008 relating to the statement of net assets available for benefits of Allegheny Energy Employee Stock Ownership and Savings Plan at December 29, 2007, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

June 23, 2009

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